SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST PACTRUST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2003

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of First PacTrust Bancorp, Inc., we cordially invite you to attend the first annual meeting of the First PacTrust Bancorp, Inc. shareholders. The meeting will be held at 10:00 a.m. local time on Thursday, April 24, 2003 at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the success of First PacTrust Bancorp, Inc. and the enhancement of your investment. As Chief Executive Officer, I want to express my appreciation for your confidence and support.

Very truly yours,

By:
Hans R. Ganz
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First PacTrust Bancorp, Inc. will be held as follows:

TIME	10:00 a.m. local time Thursday, April 24, 2003

PLACE	The Bonita Golf Club 5540 Sweetwater Road Bonita, California

ITEMS OF BUSINESS	(1) The election of two directors of First PacTrust Bancorp, Inc;

(2) To adopt the First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan; and

(3) To adopt the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.

RECORD DATE	Holders of First PacTrust Bancorp, Inc. common stock of record at the close of business on March 14, 2003, are entitled to vote at the meeting or any adjournment thereof.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card.

Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

Hans R. Ganz Chief Executive Officer

Chula Vista, California

March 26, 2003

FIRST PACTRUST BANCORP, INC.

610 Bay Boulevard

Chula Vista, California 91910

(619) 691-1519

PROXY STATEMENT

INTRODUCTION

The First PacTrust Bancorp, Inc. board of directors is using this proxy statement to solicit proxies from the holders of common stock of First PacTrust Bancorp, Inc. for use at the company’s upcoming annual meeting of shareholders. The annual meeting of shareholders will be held on Thursday, April 24, 2003 at 10:00 a.m. local time, at the Bonita Golf Club located at 5540 Sweetwater Road, Bonita, California. At the meeting, shareholders will be asked to vote on three proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the board of directors knows of no other business to be presented. First PacTrust Bancorp, Inc. is referred to in this proxy statement from time to time as “First PacTrust Bancorp” or the “Company.”

Submitting your proxy, by executing and returning the enclosed proxy card, you authorize the Company’s board of directors to represent you and vote your shares at the meeting in accordance with your instructions. The board of directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

This proxy statement and the accompanying materials are being mailed to shareholders on or about March 26, 2003.

Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	Election of two directors of First PacTrust Bancorp.

Proposal 2.	Adoption of the First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan.

Proposal 3.	Adoption of the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.

The shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the meeting is March 14, 2003. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The only class of stock entitled to be voted at the meeting is the First PacTrust Bancorp common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 5,290,000 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker will nevertheless be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Under The Nasdaq Stock Market rules, both proposals II and III set forth in this proxy statement are considered “non-discretionary” items and, therefore, your broker may not vote your shares on either proposal without instructions from you. Shares treated as broker non-votes will be included for purposes of calculating the presence of a quorum, which is necessary in order for us to conduct the meeting, but are not otherwise counted as shares entitled to vote on a proposal.

What if my shares are held in First PacTrust Bancorp, Inc.’s 401(k) employee stock ownership plan?

We maintain a 401(k) plan with an employee stock ownership plan component which owns approximately 8.0 percent of First PacTrust Bancorp’s common stock. Employees of First PacTrust Bancorp and our subsidiary, Pacific Trust Bank, participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. In the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote such shares as directed by the Plan administrator. The trustee will vote the shares of First PacTrust Bancorp common stock held in the employee stock ownership plan but not allocated to any participant’s account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each such proposal.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1.    You may vote by mail.    If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2.    You may vote in person at the meeting.    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of First PacTrust Bancorp common stock on March 14, 2003, the record date for voting at the annual meeting.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	giving written notice of the revocation of your proxy to the Secretary of First PacTrust Bancorp prior to the annual meeting; or

•	voting in person at the annual meeting.

What if I do not specify how my shares are to be voted?

•	If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the two director nominees to First PacTrust Bancorp’s Board of Directors;

•	FOR adoption of the First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan; and

•	FOR adoption of the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.

Will any other business be conducted at the meeting?

The board of directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

Director nominees who receive the highest number of votes for the positions to be filled will be elected. Approval of the First PacTrust Bancorp, Inc. 2003 Stock Option Plan and the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan requires the affirmative vote of a majority of shares eligible to be cast at the annual meeting by shareholders of First PacTrust Bancorp common stock.

How will abstentions be treated?

If you abstain from voting on one or more proposals, your shares will still be included for purposes of determining whether a quorum is present. In addition, if you abstain from voting on a proposal, your shares will be included in the number of shares voting on the proposal and, consequently, your abstention will have the same practical effect as a vote against the proposal.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, broker non-votes will have the following effects:

Proposal 1.	Broker non-votes will have no effect on the election of directors.

Proposals 2 and 3.

Broker non-votes will be counted in determining the number of shares necessary for approval of the plans and will, therefore, have the same effect as a vote against the adoption of the First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan and the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table presents information regarding the beneficial ownership of First PacTrust Bancorp common stock as of March 14, 2003, by:

•	those persons or entities (or group of affiliated persons or entities) known by management to beneficially own more than five percent of the outstanding common stock of First PacTrust Bancorp;

•	each director of First PacTrust Bancorp.;

•	each officer of First PacTrust Bancorp named in the “Summary Compensation Table” appearing below; and

•	all of the executive officers and directors of First PacTrust Bancorp as a group.

The persons named in the following table have sole voting power over all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as First PacTrust Bancorp. An asterisk (*) in the tables indicates that an individual beneficially owns less than one percent of the outstanding common stock of First PacTrust Bancorp. Beneficial ownership is determined in accordance with the rules of the SEC. As of March 14, 2003, there were 5,290,000 shares of First PacTrust Bancorp common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership	Percent of Common Stock Outstanding
Significant Shareholders

Investors of America Limited Partnership First Capital America, Inc. James F. Dierberg, Trustee of the James F. Dierberg Living Trust Steven and Ellen Schepman 135 North Meramec Clayton, Missouri 63105(1)	429,280	8.1%

First Manhattan Co. 437 Madison Avenue New York, NY 10022(2)	332,846	6.3

Wellington Management Company, LLP 75 State Street Boston, MA 02109(3)	287,200	5.4

First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan 610 Bay Boulevard Chula Vista, CA 91910(4)	467,234	8.8

Directors and Named Executive Officers(5)
Alvin L. Majors, Chairman of the Board	43,566	*
Hans R. Ganz, President, Chief Executive Officer and Director	44,999	*
Francis P. Burke, Director	41,666	*
Kenneth W. Scholz, Director	41,666	*
Donald M. Purdy, Director	41,666	*
Donald A. Whitacre, Director	34,500	*
James P. Sheehy, Senior Vice President, Secretary and Treasurer	17,881	*
Melanie M. Stewart, Senior Vice President, Lending	32,046	*
Regan J. Gallagher, Vice President, Controller	6,947	*
Directors and executive officers of First PacTrust Bancorp, Inc. as a group (12 persons)	330,144	6.2%

*	Less than 1%
(1)	As reported by Investors of America Limited Partnership, First Capital America, Inc., James F. Dierberg, Trustee, and Steven and Ellen Schepman in an amendment to Schedule 13D dated February 13, 2003. Investors of America Limited Partnership reported sole voting and investment power over 157,100 shares. First Capital America, Inc. reported sole voting and investment power over 250,000 shares. James F. Dierberg reported sole voting and investment power over 43,680 shares and Steven and Ellen Schepman reported sole voting and investment power over 0 shares.
(2)	As reported by First Manhattan Co. in a Schedule 13G dated February 12, 2003. First Manhattan Co. reported sole voting power over 24,446 shares, shared voting power over 273,900 shares, sole investment power over 58,946 shares and shared investment power over 332,846 shares.
(3)	As reported by Wellington Management Company, LLP in a schedule 13G dated February 14, 2003. Wellington Management Company reported shared voting power over 263,200 shares and shared investment power over 287,200 shares.
(4)	The amount reported represents shares held by the 401(k) employee stock ownership plan (“KSOP”), 42,320 of which have been allocated to the accounts of participants. National Trust Management Services, Inc., the trustee of the employee stock ownership plan, may be deemed to beneficially own the shares held by the employee stock ownership plan portion of the KSOP.
(5)	Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the individual’s or group members’ families, or held by trusts of which the individual or group member is a trustee or substantial beneficiary, with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.

PROPOSAL I

ELECTION OF DIRECTORS

First PacTrust Bancorp’s Board of Directors is composed of six members, each of whom is also a director of Pacific Trust Bank. Approximately one-third of the directors are elected annually. Directors of First PacTrust Bancorp are elected to serve for a three-year term or until their respective successors are elected and qualified.

The following table sets forth certain information, as of December 31, 2002, regarding the composition of First PacTrust Bancorp’s Board of Directors, including each director’s term of office. The Board of Directors, acting as the nominating committee, has recommended and approved the nomination of Hans R. Ganz and Donald M. Purdy to serve as directors, each for a term of three years expiring at the annual meeting of shareholders to be held in 2006. All of the nominees currently serve as directors of First PacTrust Bancorp. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting “FOR” the election of the director nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of the substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age(1)	Positions Held With First PacTrust Bancorp, Inc. and Pacific Trust Bank	Director Since(2)	Term of Office Expires
Director Nominees
Hans R. Ganz	48	President, Chief Executive Officer and Director	2000	2006
Donald M. Purdy	71	Director	1998	2006

Directors Continuing in Office
Alvin L. Majors	62	Chairman of the Board	1985	2004
Donald A. Whitacre	50	Director	2001	2004
Francis P. Burke	63	Director	1994	2005
Kenneth W. Scholz	53	Director	1998	2005

(1)	As of March 14, 2003.
(2)	Includes service as a director of Pacific Trust Bank.

The business experience of each director for at least the past five years is set forth below.

Hans R. Ganz.    Mr. Ganz has been President and Chief Executive Officer of Pacific Trust Bank, and its predecessor since 1995, and a Director since 2000. He has been employed with Pacific Trust Bank and its predecessor in various other capacities since 1992.

Donald M. Purdy.    Mr. Purdy is currently retired. He served as Senior Vice President—Commercial Business for Rohr, Inc., Chula Vista, CA, from 1989 to1994, and was employed by Rohr, Inc. in various capacities for a period of 43 years.

Alvin L. Majors.    Mr. Majors is currently retired, although he does do consulting on a part-time basis for a start-up private company. He also serves on the finance committee of Alliance Healthcare Foundation. Prior to his retirement, he was employed by Rohr, Inc. for 26 years, with his last title being Vice President and Controller. Prior to joining Rohr, Inc., Mr. Majors worked for Deloitte and Touche for five years.

Donald A. Whitacre.    Mr. Whitacre is President of D.A. Whitacre Construction, Inc., a commercial framing construction company located in El Cajon, California. He has operated this company since 1978.

Francis P. Burke.    Mr. Burke is currently retired. He retired from Rohr, Inc. as Vice President of Airline Support in 1997 after over 20 years of service in various positions, including Vice President, System Management, Program Manager, and Director, G.E./CFMI Programs, and with Rohr Marine, Inc. as Vice President and Surface Effect Ship Program Manager. He previously served six years as Executive Vice President of RMI, Inc., responsible for Business Development, Programs & Technology and Operations.

Kenneth W. Scholz.    Mr. Scholz is Finance Director and Controller of Goodrich Aerostructures, an aerospace manufacturing company located in Chula Vista, California. He has served in this capacity since 1997, and in various other capacities for Goodrich Aerostructures since 1974.

Meetings and Committees of the Board of Directors

First PacTrust Bancorp did not begin full operations until August, 2002, upon completion of its initial public offering in connection with the conversion of Pacific Trust Bank to the stock form of organization. References to meetings of the Board and its committees are since August, 2002.

Our board of directors meets as needed. The board of directors held three meetings since August 2002. No director attended fewer than 75% of the total meetings of the board of directors and committees on which such board member served during this period.

We currently have standing Executive, Audit and Compensation Committees. We do not have a standing Nominating Committee; rather, the Chairman of the Board appoints three members of the Board to the nominating committee.

The Audit Committee is comprised of directors Majors, Scholz and Whitacre. The Audit Committee meets at least quarterly and on an as needed basis. The Audit Committee hires the independent auditors and reviews the audit report prepared by the independent auditors. This committee met two times since August 2002.

The Executive Committee is comprised of directors Majors, Burke, Purdy and Ganz. The Executive Committee meets on an as needed basis and is empowered to act on behalf of the entire board. This committee did not meet in 2002.

The Compensation Committee recommends employee compensation benefits and personnel policies to the board of directors, as well as salaries and cash bonus plan distributions concerning executive officers of the Company and the Bank. The current members of this Committee are directors Majors, Burke and Purdy. This Committee met twice during 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors’ Compensation

Members of Pacific Trust Bank’s board of directors receive a fee of $600 for each Bank board meeting attended. In addition, the Chairman of the Board receives an additional $300 per Bank board meeting attended and each director receives $200 per Bank committee meeting attended. Attendance by telephone is compensated at one-third the rate for directors attending in person. Directors are not paid a fee for service on the Company’s board.

Executive Compensation

The following table sets forth a summary of information concerning the compensation paid by Pacific Trust Bank, including amounts deferred to future periods by the officers, for services rendered in all capacities during the year ended December 31, 2002 and 2001, respectively, to the President and Chief Executive Officer of Pacific Trust Bank and the three other highest compensated executive officers of Pacific Trust Bank whose salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Fiscal Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation
Name and Principal Position		Salary	Bonus	Other Annual Compensation ($)(1)	Restricted Stock Award($)(2)	Options (#)(2)
Hans R. Ganz	2002	$200,000	$83,500	—	—	—	$40,000	(3)
President, Chief Executive Officer and Director	2001	180,000	102,000	—	—	—	6,800	(4)

James P. Sheehy	2002	$108,000	$17,000	—	—	—	$33,838	(3)
Senior Vice President, Secretary and Treasurer	2001	90,000	45,000	—	—	—	4,345	(4)

Melanie M. Stewart	2002	$100,000	$100,000	—	—	—	$30,415	(3)
Senior Vice President, Lending	2001	81,348	58,000	—	—	—	1,805	(4)

Regan J. Gallagher	2002	$80,000	$23,500	—	—	—	$22,844	(3)
Vice President—Controller	2001	69,867	33,000	—	—	—	2,042	(4)

(1)	This amount does not include personal benefits or perquisites which did not exceed the lesser of $50,000 or 10% of the named individuals’ salary and bonus.
(2)	See Proposal Number II, “Adoption of First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan” and Proposal Number III, “Adoption of First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.”
(3)	This amount represents the dollar value of the shares allocated to the named executive officers’ accounts pursuant to the Company’s 401(k) employee stock ownership plan and Pacific Trust Bank’s contribution to the 401(k) portion of the 401(k) employee stock ownership plan as follows:

	Hans R. Ganz	James P. Sheehy	Melanie M. Stewart	Regan J. Gallagher
ESOP	$40,000	$28,701	$26,895	$19,676
401(k)	$0	$5,137	$3,520	$3,168

(4)	This amount represents Pacific Trust Bank’s contribution to its 401(k) plan on behalf of the named executive officers.

Benefits

Pacific Trust Bank Deferred Compensation Plan.    Pacific Trust Bank also maintains an executive deferral program for the benefit of certain senior executives that have been designated to participate in the program. The program allows an additional opportunity for key executives to defer a portion of their income into a non-qualified deferral program to supplement their retirement earnings. No executive officers had income deferred pursuant to this program during 2002.

401(k) Employee Stock Ownership Plan.    First PacTrust Bancorp has a 401(k) plan which includes an employee stock ownership plan component for employees of First PacTrust Bancorp and Pacific Trust Bank. Employees of First PacTrust Bancorp and Pacific Trust Bank who have been credited with at least 1,000 hours of service during a twelve month period are eligible to participate in the KSOP.

As part of the conversion, the KSOP borrowed funds from First PacTrust Bancorp. The KSOP used these funds to purchase 8.0% of the common stock issued in the conversion. The loan equals 100% of the aggregate purchase price of the common stock acquired by the KSOP. The loan to the KSOP will be repaid principally from Pacific Trust Bank’s contributions to the KSOP over a period of 10 years, and the collateral for the loan is the common stock purchased by the KSOP. The interest rate for the loan is the prime rate of interest. First PacTrust Bancorp may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, through the original issuance of additional shares by First PacTrust Bancorp or through the sale of treasury shares by First PacTrust Bancorp. These purchases, if made, would be funded through additional borrowings by the KSOP or additional contributions from First PacTrust Bancorp. The timing, amount and manner of future contributions to the KSOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by the KSOP with the proceeds of the loan are being held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released from the KSOP will be allocated to each eligible participant’s KSOP account based on the ratio of each such participant’s compensation to the total compensation of all eligible KSOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount First PacTrust Bancorp might otherwise have contributed to the KSOP. The account balances of participants within the KSOP become 100% vested after five years of service. Credit for eligibility and vesting is given for years of service with Pacific Trust Bank prior to adoption of the KSOP. In the case of a “change in control,” as defined in the KSOP, which triggers a termination of the KSOP, participants will become immediately fully vested in their account balances. Benefits are payable upon retirement or other separation from service. First PacTrust Bancorp’s contributions to the KSOP are not fixed, so benefits payable under the KSOP cannot be estimated.

National Trust Management Services, Inc. is currently serving as trustee of the KSOP. Under the KSOP, the trustee must vote all allocated shares held in the KSOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given. If no instructions are provided, the shares will be voted by the plan administrator.

GAAP requires that any third party borrowing by the KSOP be reflected as a liability on First PacTrust Bancorp’s statement of financial condition. Since the KSOP is borrowing from First PacTrust Bancorp, such obligation is not treated as a liability, but is excluded from stockholders’ equity. If the KSOP purchases newly issued shares from First PacTrust Bancorp, total stockholders’ equity would neither increase nor decrease, but per share stockholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the KSOP participants.

The KSOP is subject to the requirements of ERISA, and the regulations of the IRS and the Department of Labor thereunder.

Termination Agreements for Executive Officers.    In connection with the conversion, Pacific Trust Bank entered into three-year termination agreements with Messrs. Ganz and Sheehy and Ms. Stewart and Ms. Gallagher . The termination agreements provide for a severance payment and other benefits in the event of a change in control of First PacTrust Bancorp or Pacific Trust Bank.

The value of the severance benefits under the termination agreements is 2.99 times the executive’s average annual W-2 compensation during the five calendar year period prior to the effective date of the change in control (base amount) for Mr. Ganz, and 2.00 times for Mr. Sheehy, Ms. Stewart and Ms. Gallagher. Assuming that a change in control had occurred at December 31, 2002, Messrs. Ganz and Sheehy and Ms. Stewart and Ms. Gallagher would each be entitled to a payment of approximately $690,650, $230,677, $209,691 and $161,688, respectively. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control. Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, First PacTrust Bancorp and Pacific Trust would not be entitled to deduct the amount of the excess payment. The termination agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires First PacTrust Bancorp’s directors and executive officers, and persons who own more than 10% of First PacTrust Bancorp’s common stock to report their initial ownership of First PacTrust Bancorp’s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and First PacTrust Bancorp is required to disclose in this proxy statement any late filings or failures to file.

First PacTrust Bancorp believes, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

Compensation Committee Report

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information and data regarding the compensation and benefits given to the Company’s executive officers, including the Chief Executive Officer. The disclosure requirements include the use of tables and a report explaining the considerations and rationale that led to the fundamental executive compensation decisions for those individuals. To fulfill this requirement, at the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in the proxy statement.

General.    The Board of Directors of the Company and the Bank have delegated the authority and responsibility to the Compensation Committee to oversee the general compensation policies of the Company and Bank, to establish compensation plans and salary levels for executive officers, and review the recommendations of management on compensation for other officers and employees of the Bank. The members of the Compensation Committee are outside directors.

When the Bank converted from a mutually owned to a publicly owned company, the Compensation Committee developed an executive compensation plan designed to (i) attract, motivate, reward and retain executive officers who are key to the long term success of the bank; and (ii) encourage decision making that maximized shareholder value. The Committee’s ongoing compensation objective is to ensure that such compensation reflects the achievement of both long term and short-term goals as they relate to the Company’s overall strategic planning process.

Executive Compensation Policy.    The compensation package given to executive officers of the Bank is comprised of a base salary and an annual incentive bonus. Executive officers are also provided with other benefit plans available to all eligible employees, including the employee stock ownership plan. The Compensation committee reviews the compensation plan elements available to executive officers periodically as they relate to the policies described above. The Committee met two times in fiscal 2002 to review general compensation and benefit levels for the Bank and to review and recommend the base salary and bonus of the Chief Executive Officer.

Base Salary.    It is the policy of the Compensation Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, using information derived primarily from third party sources that provide compensation data and analysis from publicly held companies in the Company’s market area. Using this and asset size, the Committee compares the positions under consideration with similar jobs in other financial institutions. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position’s impact on both short and long term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his or her management objectives for the plan year, and the officer’s overall performance in managing his or her area of responsibility. The Compensation Committee’s decisions are discretionary, and no quantifiable formula is used in arriving at a decision.

Benefit Plans.    The Compensation Committee believes that a competitive benefit package is essential to attract and maintain highly qualified employees. The Compensation Committee’s policy regarding employee benefit plans is to provide competitive benefits to the employees of the Bank, including executive officers. The employee stock ownership plan will provide executive officers and employees with an additional equity-based incentive to maximize long-term shareholder value.

Chief Executive Officer.    Total compensation paid to the Chief Executive Officer for 2002 was a base salary of $200,000 and a bonus of $83,500, plus an ESOP award of stock valued at $40,000. The bonus has been paid because of profitability and other goals being met. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including deposit growth, the success of the branch facilities, the level of profits from operations, goals relating to loan volume, asset quality, increase in asset size and commensurate responsibilities with bank growth, Bank compliance and the successful completion of the Bank’s conversion to the stock form of ownership.

Alvin L. Majors

Francis P. Burke

Donald Purdy

Shareholder Return Performance Presentation

The line graph below compares the cumulative total shareholder return on First PacTrust Bancorp’s common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a Media General Index for the period August 23, 2002 through December 31, 2002 (First PacTrust Bancorp began trading publicly on August 23, 2002). The Media General Index is a proprietary index presently comprised of 113 regionally-based banks in the states of Alaska, Arizona, California, Hawaii, Montana, Nevada, North Dakota, South Dakota, Oregon, Utah, Washington and Wyoming. The information presented below assumes $100 was invested on August 23, 2002 in First PacTrust Bancorp’s common stock and in each of the indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG FIRST PACTRUST BANCORP, INC.,

NASDAQ MARKET INDEX AND SAVINGS AND LOAN INDUSTRY INDEX

	8/23/02	8/30/02	9/30/02	10/31/02	11/29/02	12/31/02
First PacTrust Bancorp, Inc.	$100.00	$103.65	$98.95	$109.00	$108.85	$118.20
Regional Pacific Banks Index	100.00	100.00	92.09	92.06	95.23	93.68
NASDAQ Market Index	100.00	100.00	89.30	101.38	112.83	101.83

Certain Transactions

Pacific Trust Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

All loans we make to our directors and executive officers are subject to Office of Thrift Supervision regulations restricting loans and other transactions with affiliated persons of Pacific Trust Bank. Loans to all directors and executive officers and their associates totaled approximately $3.6 million at December 31, 2002, which was 4.0% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2002.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that First PacTrust Bancorp specifically incorporates it by reference in such filing.

Membership and Role of the Audit Committee.    The Audit Committee consists of the following members of First PacTrust’s Board of Directors: Alvin L. Majors, Kenneth R. Scholz and Donald A. Whitacre. Each of the members of the Audit Committee is independent as currently defined under the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding accounting, auditing and reporting practices. The Audit Committee’s primary duties and responsibilities are to (1) serve as an independent and objective party to monitor First PacTrust Bancorp’s financial reporting process and internal control system; (2) review and appraise the audit efforts of First PacTrust Bancorp’s independent accountants and internal audit department; (3) evaluate First PacTrust’s quarterly financial performance as well as its compliance with laws and regulations; and (4) provide open avenues of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

Review of the Audited Financial Statements for the Fiscal Year Ended December 31, 2002.    The Audit Committee has reviewed and discussed with First PacTrust Bancorp management the audited financial statements of First PacTrust Bancorp for the fiscal year ended December 31, 2002. The Audit Committee has discussed with Crowe, Chizek and Company LLP, the independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has also received the written disclosures and the letter from Crowe, Chizek and Company LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Crowe, Chizek and Company LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that First PacTrust Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

Alvin L. Majors (Chairperson)

Kenneth R. Scholz

Donald A. Whitacre

The Audit Committee of First PacTrust Bancorp’s Board of Directors has renewed First PacTrust Bancorp’s arrangement for Crowe, Chizek and Company LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2003.

Audit Fees

Aggregate fees billed for the fiscal year ended December 31, 2002 by the Company’s principal accounting firm, Crowe, Chizek and Company LLP, for professional services rendered in connection with its audit and review of First PacTrust Bancorp’s consolidated financial statements were $39,666.

All Other Fees

Other than audit fees, the aggregate fees billed to First PacTrust Bancorp, Inc. and Pacific Trust Bank by Crowe, Chizek and Company LLP for fiscal 2002 were $135,500, including tax return preparation and service in relation to the initial public offering. First PacTrust Bancorp did not incur any fees related to financial information systems design and implementation.

The Audit Committee of the Board of Directors has considered whether the provision of all non-auditing services (and the aggregate fees billed for such services) in fiscal year 2002 by Crowe, Chizek and Company LLP, the principal independent auditors, is compatible with maintaining the principal auditors’ independence.

PROPOSAL II

FIRST PACTRUST BANCORP, INC. 2003 STOCK OPTION AND INCENTIVE PLAN

Purpose

The purpose of the stock option plan is to promote the long-term success of First PacTrust Bancorp, Inc. and increase shareholder value by:

•	attracting and retaining key employees and directors;

•	encouraging directors and key employees to focus on long-range objectives; and

•	further linking the interests of directors, officers and employees directly to the interests of the shareholders.

In furtherance of these objectives, our board of directors has adopted the stock option plan, subject to approval by the shareholders at the annual meeting. A summary of the stock option plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the stock option plan, a copy of which is attached to this document as Appendix B.

Administration of the Stock Option Plan

The stock option plan will be administered by the Compensation Committee, consisting of two or more members, each of whom must be a “non-employee director” and an “outside director,” as those terms are defined in the stock option plan. The Compensation Committee will:

•	select persons to receive options or stock appreciation rights from among the eligible participants;

•	determine the types of awards and the number of shares to be awarded to participants;

•	set the terms, conditions and provisions of the options or stock appreciation rights consistent with the terms of the stock option plan; and

•	establish rules for the administration of the stock option plan.

The committee has the power to interpret the stock option plan and to make all other determinations necessary or advisable for its administration.

In granting awards under the stock option plan, the committee will consider, among other factors, the position and years of service of the individual, the value of the individual’s services to First PacTrust Bancorp and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

Number of Shares That May Be Awarded

Under the stock option plan, the committee may grant awards for an aggregate of 529,000 shares of First PacTrust Bancorp common stock. This amount represents 10.0% of the shares sold in our initial public offering in August, 2002. These awards may be in the form of (i) options to purchase shares of common stock for cash and/or (ii) rights to receive the excess of the market value of the shares of common stock on the date exercised over the exercise price. Stock options and rights are sometimes collectively referred to in this proxy statement as “awards.”

The 529,000 shares of First PacTrust Bancorp common stock available under the stock option plan are subject to adjustment in the event of certain corporate reorganizations.

The stock option plan provides for the use of authorized but unissued shares or treasury shares. Treasury shares are previously issued shares of First PacTrust Bancorp common stock which are no longer outstanding as a result of having been repurchased or otherwise reacquired by the company. We intend to fund the exercise of stock options with treasury shares to the extent available. To the extent we use authorized but unissued shares, rather than treasury shares, to fund exercises of stock options under the plan, the exercises will have the effect of diluting the holdings of persons who own our common stock. Assuming all options under the stock option plan are awarded and exercised through the use of authorized but unissued common stock, current shareholders would be diluted by approximately 9.10 percent.

Eligibility to Receive Awards

The committee may grant options to directors, advisory directors, officers and employees of First PacTrust Bancorp and its subsidiaries. The committee will select persons to receive options among the eligible participants and determine the number of shares underlying the options to be granted. There are currently 63 individuals who are eligible to receive awards under the stock option plan.

Exercise Price of Awards

Under the terms of the stock option plan, the committee may grant rights or options to purchase shares of First PacTrust Bancorp common stock at a price which may not be less than the fair market value of the common stock, which shall be the closing sales price on The Nasdaq Stock Market on the date the option is granted. The closing sales price on The Nasdaq Stock Market on March 14, 2003 was $16.24.

Exercisability of Awards and Other Terms and Conditions

Stock Options.    Generally, options under the stock option plan may not be exercised later than 15 years after the grant date. Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the stock option plan may be designated as “incentive stock options.” Incentive stock options may not be exercised later than ten years after the grant date. Options which are not designated and do not otherwise qualify as incentive stock options in this document are referred to as “non-qualified stock options.”

The committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect to the stock option may be made. Unless otherwise determined by the committee and set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for the lesser of (i) three years following such termination of service or (ii) until the expiration of the stock option by its terms. Upon termination of service for cause, all stock options not previously exercised shall immediately be forfeited.

Depending upon the outcome of a pending review by the Financial Accounting Standards Board, stock options granted may require an expense accrual by First PacTrust each quarter based on the anticipated value of the options.

Stock Appreciation Rights.    The committee may grant stock appreciation rights at any time, whether or not the participant then holds stock options. A stock appreciation right gives the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price. Stock appreciation rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a stock appreciation right, the holder will receive the amount due in cash or shares, or a combination of both, as determined by the committee. Stock appreciation rights may be related to stock options (“tandem stock appreciation rights”), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

Stock appreciation rights will require an expense accrual by First PacTrust Bancorp, Inc. each year for the appreciation on the stock appreciation rights which it anticipates will be exercised. The amount of the accrual is dependent upon whether and the extent to which the stock appreciation rights are granted and the amount, if any, by which the market value of the stock appreciation rights exceeds the exercise price.

Acceleration of Vesting Requirements.    The stock option plan provides that upon the occurrence of a change in control of First PacTrust Bancorp, as defined in the stock option plan, a holder of any unexpired option under the stock option plan will have the right to exercise the option in whole or in part without regard to the date the option would be first exercisable.

Transferability of Awards

An incentive stock option awarded under the stock option plan may be transferred only upon the death of the holder to whom it has been granted, by will or the laws of inheritance. An award other than an incentive stock option may be transferred during the lifetime of the holder to whom it was awarded pursuant to a qualified domestic relations order or by gift to any member of the holder’s immediate family or to a trust for the benefit of any member of the holder’s immediate family.

Effect of Merger on Option or Right

Upon a merger or other business combination of First PacTrust Bancorp in which it is not the surviving entity, the stock option plan provides that each holder of an unexpired award will have the right, after consummation of such transaction and during the remaining term of the award, to receive upon exercise of the award an amount equal to the excess of the fair market value on the date of exercise of the securities or other consideration receivable in the merger in respect of a share of common stock over the exercise price of the award, multiplied by the number of shares of common stock with respect to which the award is exercised. This amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in the merger, consolidation or combination, or partly in cash and partly in one or more of the kind or kinds of property, all in the discretion of the committee.

Amendment and Termination

The stock option plan shall continue in effect for a term of 15 years, after which no further awards may be granted under the stock option plan. The board of directors may at any time amend, suspend or terminate the stock option plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the stock option plan that will (i) increase the aggregate number of securities which may be issued under the plan, except as specifically set forth under the stock option plan, (ii) materially increase the benefits accruing to participants under the stock option plan, (iii) materially change the requirements as to eligibility for participation in the stock option plan, or (iv) change the class of persons eligible to participate in the stock option plan. No amendment, suspension or termination of the stock option plan, however, will impair the rights of any participant, without his or her consent, in any award made under the stock option plan.

Federal Income Tax Consequences

Under current federal tax law, the non-qualified stock options granted under the stock option plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to First PacTrust Bancorp. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by First PacTrust Bancorp. The optionee’s tax basis for the shares is the market value of the shares at the time of exercise.

Neither the grant nor the exercise of an incentive stock option under the stock option plan will result in any federal tax consequences to either the optionee or First PacTrust Bancorp. Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain. If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and First PacTrust Bancorp. will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option. The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise. First PacTrust Bancorp will be entitled to a corresponding deduction.

Awards Under the Stock Option Plan

The following table presents information with respect to the options to purchase First PacTrust Bancorp common stock granted under the stock option plan. The options are granted to our directors, officers and employees as incentives. Accordingly, we will not receive any cash consideration for the granting of the options. Payment in full of the option exercise price, however, must be made upon exercise of any option. The option awards are subject to approval of the stock option plan by our shareholders. On March 14, 2003, the latest practicable date available prior to mailing this proxy statement, the closing sales price on The Nasdaq Stock Market was $16.24 per share.

FIRST PACTRUST BANCORP, INC. 2003 STOCK OPTION AND INCENTIVE PLAN

Name and Position	Dollar Value(1)	Number of Shares
Hans R. Ganz, President, Chief Executive Officer and Director	$—	100,000
James P. Sheehy, Senior Vice President, Secretary and Treasurer	—	33,000
Melanie M. Stewart, Senior Vice President, Lending	—	33,000
Regan J. Gallagher, Vice President—Controller	—	22,000
Executive Group (7 persons)	—	254,000
Non-Executive Director Group (5 persons)	—	100,000
Non-Executive Officer Employee Group (8 persons)	—	40,000

(1)	Any value realized will be the difference between the exercise price and the market value upon exercise. Since the exercise price for the options will be set as of the date of shareholder approval, there is no current value.

All options reflected in the table above have been granted, subject to shareholder approval of the stock option plan, as follows:

(i)	the exercise price of the stock options will be the closing sales price as quoted on The Nasdaq Stock Market of the First PacTrust Bancorp common stock on the date of grant, which will be the date of this annual meeting if our shareholders approve the stock option plan.

(ii)	All individuals granted awards will receive non-qualified stock options. The non-qualified stock options have a term of 15 years.

(iii)	the stock options will vest in five equal installments with the first installment vesting on the one year anniversary of shareholder approval of the stock option plan and the additional installments vesting ratably over the next four years, based on continuous service with First PacTrust Bancorp.

(iv)	the optionees generally may exercise their vested stock options, in whole or in part, at any time prior to, or within three months of, terminating their service with First PacTrust Bancorp. If the optionee terminates service as a result of a disability, the exercise period is 12 months after termination of service. The exercise periods in the preceding sentences are extended for a 12-month period in the case of death of the optionee during these periods. If an optionee’s service is terminated for cause, all of his or her rights under any unexercised options expire immediately upon his or her notice of the termination. Under no circumstances may an option holder exercise an option after the expiration of the option period.

Vote Required for Approval

The affirmative vote of a majority of the shares eligible to be cast at the meeting is required to approve the stock option plan.

Your Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL III

FIRST PACTRUST BANCORP, INC. 2003 RECOGNITION AND RETENTION PLAN

Purpose

The purpose of the recognition and retention plan is to promote the long-term success of First PacTrust Bancorp and to increase shareholder value. The recognition and retention plan is a stock-based compensation plan designed to:

•	provide directors, advisory directors, officers and employees with a proprietary interest in First PacTrust Bancorp in a manner designed to encourage these individuals to remain with the Company;

•	reward directors, advisory directors, officers and employees for service; and

•	further link the interests of directors, officers and employees directly to the interests of the shareholders.

In furtherance of these objectives, our board of directors has adopted the recognition and retention plan, subject to approval by the shareholders at the annual meeting. A summary of the recognition and retention plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the recognition and retention plan, a copy of which is attached to this document as Appendix C.

Administration of the Recognition and Retention Plan

The recognition and retention plan will be administered by the Compensation Committee of First PacTrust Bancorp. The Compensation Committee will:

•	select persons to receive stock awards from among the eligible participants;

•	determine the number of shares to be awarded to participants;

•	set the terms, conditions and provisions of the awards consistent with the terms of the recognition and retention plan; and

•	establish rules for the administration of the recognition and retention plan.

The Compensation Committee has the power to interpret the recognition and retention plan and to make all other determinations necessary or advisable for its administration.

In determining to whom and in what amount to grant awards under the recognition and retention plan, the Compensation Committee considers the position, responsibilities and years of service of eligible individuals, the value of their services to First PacTrust Bancorp and its subsidiaries and other factors it deems relevant.

Number of Shares That May Be Awarded

Under the recognition and retention plan, the Compensation Committee may grant, from time to time, awards for an aggregate of 211,600 shares of First PacTrust Bancorp common stock, subject to adjustment in the event of certain corporate reorganizations. This amount represents 4.0% of the shares sold in our initial public offering in August, 2002. Recognition and retention plan awards which are forfeited by a recipient will again be available for issuance under the plan.

The recognition and retention plan provides for the use of authorized but unissued shares or treasury shares. We intend to fund the issuance of stock under the recognition and retention plan with treasury shares to the extent available. To the extent we use authorized but unissued shares of First PacTrust Bancorp common stock to fund these awards, the interests of current shareholders will be diluted. Assuming all recognition and retention plan shares are awarded through the use of authorized but unissued shares of common stock, current shareholders would be diluted by approximately 3.85%.

Eligibility to Receive Awards

The Compensation Committee may grant awards of restricted stock to directors, advisory directors, officers and employees of First PacTrust Bancorp and its subsidiaries. The Compensation Committee will select persons to receive stock awards among the eligible participants and determine the number of shares to be granted. There are currently 63 individuals who are eligible to receive stock awards under the recognition and retention plan.

Transferability of Awards

Awards under the recognition and retention plan generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the holder during the restricted period other than by will, the laws of descent and distribution or pursuant to a domestic relations order.

Terms and Conditions of Awards under the Recognition and Retention Plan

The Compensation Committee is authorized to grant awards of common stock to plan participants with the following terms and conditions and with additional terms and conditions not inconsistent with the provisions of the recognition and retention plan:

(i)	the Compensation Committee will establish for each participant a restricted period during which, or at the expiration of which, the shares of common stock awarded as restricted stock shall no longer be subject to restriction.

(ii)	the recipient of the shares, as owner, will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to the restricted stock. Shares of restricted stock generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

(iii)	the Compensation Committee has the right to determine any other terms and conditions, not inconsistent with the recognition and retention plan, upon which a restricted stock award shall be granted. In addition, the recognition and retention plan provides that upon the occurrence of a change of control of First PacTrust Bancorp, as defined in the plan, any restrictions remaining with respect to the shares of stock granted pursuant to the recognition and retention plan will lapse without regard to the date that these restrictions would otherwise lapse and that the shares will no longer be subject to forfeiture by the recipient.

(iv)	subject to compliance with OTS regulations, the Compensation Committee also has the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any restricted stock awards, or to remove any or all of such restrictions, whenever it may determine that this action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the restricted period.

Amendment of the Recognition and Retention Plan

The recognition and retention plan will continue in effect for a term of 15 years, after which no further awards may be granted under the plan. Our board of directors may at any time amend, suspend or terminate the recognition and retention plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. Shareholder approval will generally be required with respect to an amendment to the recognition and retention plan that will (i) increase the aggregate number of securities which may be issued under the plan, (ii) materially increase the benefits accruing to participants, (iii) materially change the requirements as to eligibility for participation in the plan or (iv) change the class of persons eligible to participate in the plan. No amendment, suspension or termination of the recognition and retention plan, however, will impair the rights of any participant, without his or her consent, in any award made pursuant to the recognition and retention plan.

Federal Income Tax Consequences

Recipients of shares granted under the recognition and retention plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock. Recipients of shares granted under the recognition and retention plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Awards Under the Recognition and Retention Plan

The following table presents information with respect to the number of shares of common stock granted by the Compensation Committee of the board of directors under the recognition and retention plan. These awards are subject to approval of the recognition and retention plan by our shareholders at the annual meeting. Awards under the recognition and retention plan are granted at no cost to the recipient. The dollar value of the shares set forth in the table below is based on $ 16.24 per share, the closing sales price on The Nasdaq Stock Market on March 14, 2003, the latest practicable date available prior to mailing this proxy statement. The market price of First PacTrust Bancorp common stock may fluctuate between the date of this document and the annual meeting. Fluctuations in the market price of First PacTrust Bancorp common stock will result in an increase or decrease in the value of the First PacTrust Bancorp shares to be received by the individuals listed in the following table.

FIRST PACTRUST BANCORP, INC. 2003 RECOGNITION AND RETENTION PLAN

Name and Position	Dollar Value	Shares of Stock
Hans R. Ganz, President, Chief Executive Officer and Director	$730,800	45,000
James P. Sheehy, Senior Vice President, Secretary and Treasurer	243,600	15,000
Melanie M. Stewart, Senior Vice President, Lending	243,600	15,000
Regan J. Gallagher, Vice President—Controller	162,400	10,000
Executive Group (7 persons)	1,867,600	115,000
Non-Executive Director Group (5 persons)	812,000	50,000

All shares of common stock reflected in the table above have been granted subject to shareholder approval of the recognition and retention plan, on the following terms and conditions, as follows:

(i)	the restricted shares will vest in five equal installments with the first installment vesting on the one year anniversary of shareholder approval of the recognition and retention plan and the additional installments vesting ratably over the next four years, based on continuous service with First PacTrust Bancorp. Once restricted shares have vested, they are no longer subject to forfeiture or restrictions under the recognition and retention plan.

(ii)	the recipients of the restricted shares, as owner of these shares, will have the power to vote, and the right to receive dividends with respect to, all of the restricted stock granted to them.

(iii)	the restrictions on an individual’s restricted stock will automatically lapse and no longer be subject to the risk of forfeiture if the person’s services with us are terminated as a result of death, disability or a change in control of First PacTrust Bancorp. Termination of service for any reason, other than death, disability or a change in control of First PacTrust Bancorp, will result in the forfeiture of any restricted stock then still subject to restrictions.

Vote Required for Approval

The affirmative vote of a majority of the shares eligible to be cast at the meeting is required to approve the recognition and retention plan.

Your board of directors recommends that you vote “FOR” this proposal.

SHAREHOLDER PROPOSALS

If you intend to present a stockholder proposal at the next year’s annual meeting, your proposal must be received by the Company at its executive offices, located at 610 Bay Boulevard, Chula Vista, California 91910, no later than November 27, 2003 to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. Your proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s articles of incorporation and bylaws and Maryland law.

To be considered for presentation at the 2004 annual meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, stockholder proposals must be received by the Company no later than January 25, 2004 and no earlier than December 26, 2003. If, however, the date of the next annual meeting is before March 25, 2004 or after June 23, 2004, proposals must instead be received by the Company no earlier than the 120th day prior to the date of the next annual meeting and no later than the 90th day before the meeting or the tenth day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made. If a stockholder proposal that is received by the Company after the applicable deadline for presentation at the next annual meeting is raised at that meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company’s proxy statement for the meeting.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

First PacTrust Bancorp will pay the costs of soliciting proxies. First PacTrust Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and employees of First PacTrust Bancorp may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation. First PacTrust Bancorp has engaged Georgeson Shareholder to assist in distributing proxy materials and contacting record and beneficial owners of First PacTrust Bancorp common stock. First PacTrust Bancorp has agreed to pay Georgeson Shareholder a fee of $6,500 and an estimated amount of $2,500 for expenses for its services to be rendered on behalf of First PacTrust Bancorp.

APPENDIX A

FIRST PACTRUST BANCORP, INC.

AUDIT COMMITTEE CHARTER

I.    Statement of Policy

The Audit Committee (“Committee”) is appointed by the Board of Directors of First PacTrust Bancorp, Inc. (the “Company”) to assist the Board of Directors in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting processes; the systems of internal accounting and financial controls; compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the Company’s internal audit function and independent auditors. The Committee is empowered to investigate any matter, with full access to all necessary books, records, facilities and personnel of the Company, and has the authority to retain at the Company’s expense legal, accounting or other advisors, consultants or experts as it deems appropriate.

It is recognized that members of the Committee are not employees of the Company. The Company’s management is responsible for preparing the Company’s financial statements. The independent auditors are responsible for auditing those financial statements. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that it receives information from and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

II.    Audit Committee Composition and Meetings

The Committee shall be comprised of three or more directors appointed by the Board of Directors, each of whom shall be an independent director qualified to serve on the Committee as defined by the Nasdaq Stock Market, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. A chairperson may be designated by the Board or may be chosen by a majority of the full Committee membership. Each Committee member shall meet the requirements of applicable law and SEC regulations for service on the Committee and shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment. At least one member must be a “financial expert” as the SEC defines that term and as the Board of Directors interprets such qualification in its business judgment.

The Committee shall meet at least quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other members of the Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee will meet privately in executive session at such times as the Committee may determine, and shall meet with management, the chief internal auditor, the independent auditors, regulatory examiners and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.

III.    Audit Committee Duties, Responsibilities and Processes

The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. As part of its oversight responsibility, the Committee shall:

Review Procedures

•	Review and discuss the form of presentation and type of information to be contained in earnings press releases. Prior to the filing of quarterly and annual earnings on Forms 10-Q and 10-K, review with financial management and the independent auditors: (i) matters that affect the Company’s consolidated financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (ii) the results of the independent auditor’s interim reviews, annual audit and report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Company’s accounting principles, and the clarity of the financial statements; (iii) all critical accounting policies and practices to be used; and (iv) other material written communications between the independent auditor and management.

•	In consultation with the management, the independent auditors and the internal auditors, monitor the integrity and effectiveness of the Company’s financial reporting processes and systems of internal controls, including reviewing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; review significant findings relating to the foregoing prepared by the independent auditors or the internal auditors, together with management’s responses and follow-up to these reports.

•	Establish procedures for receiving and processing complaints or employee concerns about accounting, internal accounting controls and auditing matters and for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Independent Auditors and Other External Services

•	Review the independence and performance of the independent auditors annually. The Committee is directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Approve the engagement letters and the fees to be paid to the independent auditors. Pre-approve, except as permitted by law, all audit and non-audit services to be provided by the independent auditors and consider the possible effect that these services could have on the independence of such auditors. Ensure that prohibited non-audit services are not performed. The Committee may delegate to one or more of its members pre-approval authority of non-audit services in accordance with applicable law.

•	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence and receive the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

•	Review the audit plan of the independent auditors—discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

•	Review with the independent auditor any audit problems or difficulties and management’s response.

Internal Audit Function

•	Review the budget, program, changes in program, activities, strategies, organizational structure and qualifications of the internal audit function, as needed, it being understood that the internal audit function reports directly to the Committee. Evaluate whether the internal audit function operation and structure permits unrestricted access by internal auditors to records, personnel and physical properties relevant to the performance of its responsibilities and to top management, the Committee, and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function.

•	Review the appointment, performance and replacement of the individual heading the internal audit function. Decisions regarding hiring or termination of this person require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to this person.

•	Review significant issues presented by the internal audit function together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities

•	Annually prepare a report to shareholders as required by the SEC for inclusion in the Company’s proxy statement.

•	Review and reassess the adequacy of this Charter at least annually, and submit the Charter to the Board for approval annually and have the document published at least every three years in accordance with SEC regulations.

•	Maintain minutes of meetings and periodically report to the Board of Directors on results of the foregoing activities.

•	Review and approve in advance all Company transactions with related parties as required by the Nasdaq Stock Market.

•	Review with the Company’s counsel: (i) any significant legal matter that could have a material impact on the Company’s financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws or governing law as the Committee or the Board of Directors deems necessary or appropriate.

Revised March 6, 2003

APPENDIX B

FIRST PACTRUST BANCORP, INC.

2003 Stock Option and Incentive Plan

1.    Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors and employees of the Corporation and its Affiliates.

2.    Definitions.    The following definitions are applicable to the Plan:

“Affiliate”—means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award”—means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

“Award Agreement”—means the agreement evidencing the grant of an Award made under the Plan.

“Board”—means the board of directors of the Corporation.

“Cause”—means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

“Code”—means the Internal Revenue Code of 1986, as amended.

“Committee”—means the Committee referred to in Section 3 hereof.

“Corporation”—means First PacTrust Bancorp, Inc., a Maryland-chartered corporation, and any successor thereto.

“Financial Institution”—means Pacific Trust Bank or any successor entity.

“Incentive Stock Option”—means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

“Market Value”—means, as of any applicable date, the value of a Share determined as follows:

(i)  If the Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange or market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(ii)  If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (i), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(iii)  In the absence of such markets for the Shares, the Market Value shall be determined in good faith by the Committee.

“Non-Qualified Stock Option”—means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

“Option”—means an Incentive Stock Option or a Non-Qualified Stock Option.

“OTS”—means the Office of Thrift Supervision of the Department of the Treasury or any successor administrative agency.

“Participant”—means any director, advisory director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

“Plan”—means this First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan.

“Related”—means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

“Right”—means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

“Shares”—means the shares of common stock of the Corporation.

“Termination of Service”—means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, advisory director or employee of the Corporation or any Affiliate for purposes of any other Award.

3.    Administration.    The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an “outside director,” as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a “non-employee director,” as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

4.    Shares Subject to Plan.

(a)  Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 10% of the total Shares sold in the Financial Institution’s conversion to the capital stock form. As long as the Plan is subject to the requirements of the OTS regulations, no Participant shall receive Awards under the Plan that represent in the aggregate more than 25% of the Shares with respect to which Awards may be made under the Plan, and directors who are not employees of the Corporation or any Affiliate shall not receive Awards that represent, for any one such director, more than 5%, or, for all such directors in the aggregate, more than 30% of the Shares with respect to which Awards may be made under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

(b)  During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 132,250 Shares, subject to adjustment as provided in Section 6.

5.    Awards.

(a)  Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law and OTS regulations as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

(i)  Exercise Price.    The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

(ii)  Option Term.    The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

(iii)  Time and Method of Exercise.    Except as provided in subsection (c) below, the Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)  Incentive Stock Options.    Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

(v)  Termination of Service.    Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

(b)  Rights.    A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

(c)  Additional Terms of Awards.    As long as the Plan is subject to the requirements of the OTS regulations, every Award granted pursuant to this Plan shall vest, beginning not earlier than the one-year anniversary of the date on which the Plan is approved by the shareholders of the Corporation, in annual installments of not more than 20%, the vesting of an Award shall not be accelerated except in the event of the Participant’s death or disability, or in connection with a change in control (as set forth in Section 8 of the Plan).

6.    Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided in the Plan, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

7.    Effect of Merger on Options or Rights.    In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

8.    Effect of Change in Control.    Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a “change in control”: (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options and Rights granted and not fully exercisable shall become exercisable in full; provided, however, that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable.

9.    Assignments and Transfers.    No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a “domestic relations order,” as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant’s immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant’s “immediate family” shall mean the Participant’s spouse, children and grandchildren.

10.    Employee Rights Under the Plan.    No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

11.    Delivery and Registration of Stock.    The Corporation’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom the Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

12.    Withholding Tax.    The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

13.    Amendment or Termination.

(a)  Except to the extent prohibited by OTS regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any action will be subject to the approval of the Corporation’s shareholders if, when and to the extent that shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek shareholder approval.

(b)  Except to the extent prohibited by OTS regulations, the Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided in this Plan.

14.    Effective Date and Term of Plan.    The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of fifteen years thereafter unless sooner terminated under Section 13 of this Plan.

APPENDIX C

FIRST PACTRUST BANCORP, INC.

2003 Recognition and Retention Plan

1.    Plan Purpose.    The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors and employees of the Corporation and its Affiliates.

2.    Definitions.    The following definitions are applicable to the Plan:

“Affiliate”—means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award”—means the grant by the Committee of Restricted Stock, as provided in the Plan.

“Award Agreement”—means the agreement evidencing the grant of an Award made under the Plan.

“Board”—means the board of directors of the Corporation.

“Code”—means the Internal Revenue Code of 1986, as amended.

“Committee”—means the Committee referred to in Section 3 hereof.

“Corporation”—means First PacTrust Bancorp, Inc., a Maryland-chartered corporation, and any successor thereto.

“Financial Institution”—means Pacific Trust Bank or any successor entity.

“OTS”—means the Office of Thrift Supervision of the Department of the Treasury or any successor administrative agency.

“Participant”—means any director, advisory director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

“Plan”—means this First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.

“Restricted Period”—means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock”—means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

“Shares”—means the shares of common stock of the Corporation.

“Termination of Service”—means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, advisory director or employee of the Corporation or any Affiliate. Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

3.    Administration.    The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an “outside director,” as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a “non-employee director,” as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

4.    Shares Subject to Plan.    Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 4% of the total Shares sold in the Financial Institution’s conversion to the capital stock form. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

5.    Terms and Conditions of Restricted Stock.    The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

(a)  At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction. Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for these restrictions, and subject to paragraph (c) of this Section 5 and Section 6 hereof, the Participant as owner of such shares shall have all the rights of a stockholder.

No director who is not an employee of the Corporation shall be granted Awards with respect to more than 5% of the total Shares subject to the Plan. All non-employee directors of the Corporation, in the aggregate, may not be granted Awards with respect to more than 30% of the total Shares subject to the Plan, and no individual shall be granted Awards with respect to more than 25% of the total Shares subject to the Plan. No Awards shall begin vesting earlier than one year from the date the Plan is ratified by stockholders of the Corporation, no Awards shall vest at a rate in excess of 20% per year beginning from the date of grant, and such vesting shall not be accelerated except in the event of the Participant’s death or disability, or in connection with a change in control (as set forth in Section 8 of this Plan).

Subject to compliance with OTS regulations, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)  If a Participant incurs a Termination of Service for any reason (other than death, disability or in connection with a change in control), all Shares of Restricted Stock awarded to such Participant and which at the time of such Termination of Service are subject to the restrictions imposed pursuant to paragraph (a) of this Section 5 shall upon such Termination of Service be forfeited and returned to the Corporation. If a Participant incurs a Termination of Service by reason of death or disability, the Restricted Period with respect to the Participant’s Restricted Stock then still subject to restrictions shall thereupon lapse.

(c)  Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan. Copies of such Plan are on file in the office of the Secretary of First PacTrust Bancorp, Inc., 610 Bay Boulevard, Chula Vista, California 91910.

(d)  At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

(e)  Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 5 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5.

6.    Adjustments Upon Changes in Capitalization.    In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate[s] or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(c) hereof.

7.    Assignments and Transfers.    During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in Section 414(p)(1)(B) of the Code.

8.    Effect of Change in Control.    Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a “change in control”: (i) any third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; provided, however, that no Award which has previously been forfeited shall become vested.

9.    Employee Rights Under the Plan.    No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

10.    Delivery and Registration of Stock.    The Corporation’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

11.    Withholding Tax.    Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

12.    Amendment or Termination

(a)  Except to the extent prohibited by OTS regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation’s shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

(b)  Except to the extent prohibited by OTS regulations, the Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

13.    Effective Date and Term of Plan.    The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of fifteen years thereafter unless sooner terminated under Section 12 of this Plan.

REVOCABLE PROXY

FIRST PACTRUST BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 24, 2003

The undersigned hereby appoints the members of the Board of Directors of First PacTrust Bancorp, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of First PacTrust Bancorp, Inc. common stock held of record by the undersigned at the close of business on March 14, 2003, at the annual meeting of shareholders, to be held on Thursday, April 24, 2003, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

Should a director nominee be unable to serve as a director, an event that First PacTrust Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

	FOR	WITHHOLD	FOR ALL EXCEPT
I. The election of Hans R. Ganz and Donald M. Purdy as directors of First PacTrust Bancorp, Inc. for a term of three years.	☐	☐	☐

         Instructions: To vote for both nominees mark the box “FOR” with an “X”. To withhold your vote for both nominees mark the box “WITHHOLD” with an “X”. To withhold your vote for an individual nominee mark the box “FOR ALL EXCEPT” with an “X” and write the name of the nominee on the following line for whom you wish to withhold your vote.

	FOR	AGAINST	ABSTAIN
II. The approval of the adoption of the First PacTrust Bancorp, Inc. 2003 Stock Option Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN

III. The approval of the adoption of the First PacTrust Bancorp, Inc. 2003 Recognition and Retention Plan.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by delivering to the Secretary of First PacTrust Bancorp, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First PacTrust Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First PacTrust Bancorp, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on April 24, 2003, a Proxy Statement dated on or about March 26, 2003 and First PacTrust Bancorp, Inc.’s Annual Report to Shareholders for the fiscal year ended December 31, 2002.

Dated:

	PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

	SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE